As filed with the U.S. Securities and Exchange Commission on April 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

X-Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4911	41-3934505
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

530 Gaither Road, Suite 700

Rockville, Maryland 20850

(301) 358-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Clay Sell
Chief Executive Officer

530 Gaither Road, Suite 700

Rockville, Maryland 20850

(301) 358-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul F. Sheridan Jr. Ian Schuman John Slater Latham & Watkins LLP 555 Eleventh Street, NW Suite 1000 Washington, D.C. 20004 (713) 546-7967	J. Clay Sell X-Energy, Inc. 530 Gaither Road, Suite 700 Rockville, Maryland 20850 (301) 358-5600	P. Michelle Gasaway Michael Hong Philip Dear Skadden, Arps, Slate, Meagher & Flom LLP 845 Texas Avenue, Suite 2300 Houston, TX 77002 (713) 655-5190

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-294508)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of Class A common stock, par value $0.0001 per share, of X-Energy, Inc. (the “Registrant”) by 1,607,143 shares, 209,627 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-294508) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on April 20, 2026 and incorporated by reference herein).
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm to X-Energy Reactor Company, LLC.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm to X-Energy, Inc.
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on March 20, 2026, as amended, and incorporated by reference herein).
107	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 23rd day of April, 2026.

X-Energy, Inc.

By:	/s/ J. Clay Sell
Name:	J. Clay Sell
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on this 23rd day of April, 2026.

Name	Title

/s/ J. Clay Sell	Chief Executive Officer (Principal Executive Officer)
J. Clay Sell

/s/ Daniel Gross	Chief Financial Officer (Principal Financial Officer)
Daniel Gross

/s/ Laura Garcia	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Laura Garcia

*	Director
Kamal Ghaffarian

*	Director
Edward Sonnenschein

*	Director
Michael J. Wallace

*	Director
Kathleen W. Hyle

*	Director
Christopher F. Ginther

*	Director
David B. Kaplan

*	Director
Allyson Satin

*	Director
Gregory Goff

*By:	/s/ Steven Miller
Name:	Steven Miller
Title:	Attorney-in-fact